Exhibit 99

SILICON LABS ANNOUNCES THIRD QUARTER RESULTS

— Revenue and Earnings Exceed Guidance —

AUSTIN, Texas — Oct. 28, 2015 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and system solutions for a smarter, more connected world, today reported financial results for its third quarter ended October 3, 2015. Revenue in the third quarter was just above the high end of guidance at $156.2 million, down from $164.9 million in the second quarter. Non-GAAP earnings per share for the third quarter were $0.51 versus the Company’s third quarter guidance range of $0.39 to $0.45.

Third Quarter Financial Highlights

On a GAAP basis:

•                  Gross margin was 59.8 percent

•                  R&D expenses were $46.5 million

•                  SG&A expenses were $35.7 million

•                  Operating income as a percentage of revenue was 7.2 percent

•                  Diluted earnings per share were $0.23

On a non-GAAP basis (results exclude the impact of stock compensation, amortization of acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Gross margin was 60.2 percent

•                  R&D expenses were $36.6 million

•                  SG&A expenses were $31.4 million

•                  Operating income as a percentage of revenue was 16.7 percent

•                  Diluted earnings per share were $0.51

Business Highlights

•                  IoT product revenue declined slightly to $65.3 million, delivering 25% year-on-year growth

•                  Infrastructure product revenue established a new record at $31.1 million

•                  Broadcast revenue declined less than expected to $36.5 million

•                  Access revenue declined to $23.3 million, as expected

Product Highlights

•                  Announced the BGM111 Blue Gecko module with our pre-installed Bluetooth Smart software stack and BGScript™ scripting language, providing a plug-and-play wireless connectivity solution with a seamless SoC migration path.

•                  Released our sixth-generation iWRAP™ software supported by our simple-to-use scripting language, easing the complexity of adding Bluetooth 3.0 connectivity to audio accessories.

•                  Introduced a new voice-enabled remote control reference design to address the growing demand for voice control in the connected home.

•                  Released a new version of the Simplicity Studio™ development platform featuring a new real-time Energy Profiler tool to help developers optimize their designs for low energy.

•                  Delivered our highly anticipated Thread wireless software stack built on our many years of expertise and the industry’s most advanced mesh networking software development tools.

•                  Launched the Si8920 isolated amplifier, providing the industry’s fastest current sensing capability for power control systems including industrial motor drives and inverters.

•                  Introduced the Si5348 network synchronizer clock, providing the industry’s lowest jitter timing solution to drive pervasive adoption of SyncE and IEEE 1588 network synchronization.

•                  Received a favorable, final determination on the International Trade Commission investigation initiated by Cresta Technology.

Business Outlook

The company expects revenue in the fourth quarter to be in the range of $156 million to $161 million. Fourth quarter diluted earnings per share are expected to be between $0.05 and $0.11 on a GAAP basis and between $0.45 and $0.51 on a non-GAAP basis.

“Strong top line performance combined with favorable opex drove a solid beat in third quarter EPS,” said Tyson Tuttle, CEO of Silicon Labs. “We delivered another record revenue quarter in Infrastructure, with continued strength in IoT and Broadcast automotive, and a less than expected decline in Broadcast consumer.

“Despite the challenging macro environment, we are confident in our strategy and proud of our accomplishments. We have a rich product pipeline and see strong demand for our silicon and software. We are engaging with top industry leaders who are rapidly adopting our IoT solutions and propelling our design win activity to record levels. We are executing on our vision and strategy and excited about what lies ahead.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 39717394. The replay will be available through November 26, 2015.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and system solutions for the Internet of Things, Infrastructure, industrial automation, consumer and automotive markets. We solve the electronics industry’s toughest problems, providing customers with significant advantages in performance, energy savings, connectivity and design simplicity. Backed by our world-class engineering teams with strong software and mixed-signal design expertise, Silicon Labs empowers developers with the tools and technologies they need to advance quickly and easily from initial idea to final product. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, the Silicon Laboratories logo, the Silicon Labs logo and Simplicity Studio are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Revenues	$156,194	$158,144	$484,755	$458,753
Cost of revenues	62,759	62,033	197,523	176,874
Gross margin	93,435	96,111	287,232	281,879
Operating expenses:
Research and development	46,483	42,517	140,805	126,846
Selling, general and administrative	35,729	43,990	118,989	114,618
Operating expenses	82,212	86,507	259,794	241,464
Operating income	11,223	9,604	27,438	40,415
Other income (expense):
Interest income	186	231	544	733
Interest expense	(687)	(768)	(2,160)	(2,346)
Other income (expense), net	(280)	42	218	103
Income before income taxes	10,442	9,109	26,040	38,905
Provision for income taxes	467	3,501	2,112	10,908

Net income	$9,975	$5,608	$23,928	$27,997

Earnings per share:
Basic	$0.24	$0.13	$0.56	$0.65
Diluted	$0.23	$0.13	$0.55	$0.64

Weighted-average common shares outstanding:
Basic	42,331	43,112	42,522	43,218
Diluted	42,795	43,815	43,135	44,030

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended October 3, 2015
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$156,194

Gross margin	93,435	59.8%	$249	$390	$—	$—	$94,074	60.2%

Research and development	46,483	29.8%	4,623	5,250	—	—	36,610	23.4%

Selling, general and administrative	35,729	22.8%	4,350	1,219	(1,351)	118	31,393	20.1%

Operating income	11,223	7.2%	9,222	6,859	(1,351)	118	26,071	16.7%

	Three Months Ended October 3, 2015
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Termination Costs*	Tax Impact of Adjustments	Non- GAAP Measure
Net income	$9,975	$9,222	$6,859	$(1,351)	$118	$(2,996)	$21,827

Diluted shares outstanding	42,795						42,795

Diluted earnings per share	$0.23						$0.51

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

	Three Months Ending January 2, 2016
Business Outlook	High	Low
Estimated GAAP diluted earnings per share	$0.11	$0.05

Estimated non-GAAP charges	0.40	0.40

Estimated non-GAAP diluted earnings per share	$0.51	$0.45

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	October 3, 2015	January 3, 2015
Assets
Current assets:
Cash and cash equivalents	$135,640	$141,706
Short-term investments	112,670	193,489
Accounts receivable, net of allowances for doubtful accounts of $695 at October 3, 2015 and $786 at January 3, 2015	61,030	70,367
Inventories	51,957	52,631
Deferred income taxes	19,155	21,173
Prepaid expenses and other current assets	48,903	49,171
Total current assets	429,355	528,537
Long-term investments	7,240	7,419
Property and equipment, net	130,283	132,820
Goodwill	263,925	228,781
Other intangible assets, net	121,208	115,021
Other assets, net	26,040	29,983
Total assets	$978,051	$1,042,561

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,306	$38,922
Current portion of long-term debt	10,000	10,000
Accrued expenses	50,080	73,646
Deferred income on shipments to distributors	37,881	38,662
Income taxes	1,074	2,084
Total current liabilities	129,341	163,314
Long-term debt	70,000	77,500
Other non-current liabilities	37,234	43,691
Total liabilities	236,575	284,505
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 41,570 and 42,225 shares issued and outstanding at October 3, 2015 and January 3, 2015, respectively	4	4
Additional paid-in capital	—	29,501
Retained earnings	742,091	728,633
Accumulated other comprehensive loss	(619)	(82)
Total stockholders’ equity	741,476	758,056
Total liabilities and stockholders’ equity	$978,051	$1,042,561

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	October 3, 2015	September 27, 2014
Operating Activities
Net income	$23,928	$27,997
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	9,293	9,512
Amortization of other intangible assets and other assets	21,686	13,090
Stock-based compensation expense	30,798	28,173
Income tax benefit from stock-based awards	1,727	413
Excess income tax benefit from stock-based awards	(2,118)	(654)
Deferred income taxes	1,571	3,894
Changes in operating assets and liabilities:
Accounts receivable	12,097	769
Inventories	2,259	(1,591)
Prepaid expenses and other assets	8,409	12,627
Accounts payable	(5,686)	5,074
Accrued expenses	(280)	28,756
Deferred income on shipments to distributors	(2,825)	6,215
Income taxes	(3,413)	(4,898)
Other non-current liabilities	(10,031)	(21,790)
Net cash provided by operating activities	87,415	107,587

Investing Activities
Purchases of available-for-sale investments	(55,433)	(137,373)
Proceeds from sales and maturities of available-for-sale investments	136,262	100,009
Purchases of property and equipment	(7,281)	(5,500)
Purchases of other assets	(5,291)	(3,339)
Acquisition of business, net of cash acquired	(76,899)	—
Net cash used in investing activities	(8,642)	(46,203)

Financing Activities
Proceeds from issuance of common stock, net of cash paid for withheld taxes	(77)	8,559
Excess income tax benefit from stock-based awards	2,118	654
Repurchases of common stock	(71,448)	(50,942)
Payment of acquisition-related contingent consideration	(4,464)	—
Proceeds from issuance of long-term debt, net	81,238	—
Payments on debt	(92,206)	(3,750)
Net cash used in financing activities	(84,839)	(45,479)

Increase (decrease) in cash and cash equivalents	(6,066)	15,905
Cash and cash equivalents at beginning of period	141,706	95,800
Cash and cash equivalents at end of period	$135,640	$111,705